Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Exhibit 99.1 - News Release
Exhibit 99.2 - Credit & Security Agreement
Exhibit 99.3 - Indenture
Exhibit 99.4 - Senior Notes

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2001

RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, and 8 are not applicable and are omitted from this Report.

Item 5. Other Events

     On November 15, 2001, Res-Care, Inc. completed the private placement of $150,000,000 aggregate principal amount of its 10 5/8% Senior Notes due 2008 and entered into a new revolving credit facility for $80,000,000. A portion of the proceeds from the placement of the Senior Notes was used to repay outstanding borrowings under Res-Care’s previous bank credit facility and to repurchase approximately $16.0 million in face value of its 6.0% and 5.9% convertible subordinated notes.

     The Senior Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements at the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed with this Report on Form 8-K:

REGULATION
S-K
EXHIBIT
NUMBER	EXHIBIT

99.1	Press Release dated November 19, 2001

99.2	Credit Agreement dated as of November 15, 2001, by and among Res-Care, Inc. and separate subsidiaries, as Borrowers and the lenders named therein as the Lenders, National City Bank of Kentucky as the Agent for the Banks, Bank One, Kentucky, N.A. as syndication agent for the Banks and U.S. Bank, National Association as documentation agent for the Banks.

99.3	Indenture dated as of November 15, 2001, by and among Res-Care, Inc., the Guarantors named therein and National City Bank as Trustee, relating to Res-Care’s 10 5/8% Senior Notes due 2008.

99.4	Registration Rights Agreement dated as of November 15, 2001, by and among Res-Care,Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to Res-Care’s 10 5/8% Senior Notes due 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Res-Care has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: November 19, 2001	By /s/ Ronald G. Geary Ronald G. Geary Chairman, CEO and President